UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 24, 2012
Adams Golf, Inc. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	001-33978 (Commission File Number)	75-2320087 (IRS Employer Identification No.)
2801 E. Plano Pkwy, Plano, Texas 75074 (Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (972) 673-9000
Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 24, 2012, Adams Golf, Inc. (the “Company”) entered into that certain Separation Agreement and Release (the “Separation Agreement”) with Oliver G. Brewer III, presently the President and Chief Executive Officer and a director of the Company.  The Separation Agreement provides that Mr. Brewer will resign from such roles and any other positions held with the Company and its subsidiaries effective as of February 29, 2012 (the “Separation Date”).  No disagreement with the Company on any matter relating to the Company’s operations, policies or practices led to his resignation.

Pursuant to the Separation Agreement and beginning on the Separation Date, Mr. Brewer will be entitled to the following severance: (i) payment for his base salary accrued and unpaid through the Separation Date, (ii) payment of any earned but unused vacation through the Separation Date, (iii) reimbursement of any reasonable and qualified expenses properly incurred prior to the Separation Date, and (iv) payable within 30 days of the Separation Date, a $100,000 cash lump sum payment. Mr. Brewer also has the right to continuation of any applicable medical and/or dental benefits for which he may be entitled under COBRA.

The Separation Agreement provides further that 75,000 unvested shares of restricted stock that the Company previously granted to Mr. Brewer on November 3, 2009 (the “Restricted Shares”) will no longer be subject to immediate forfeiture upon his termination.  Instead, such shares of restricted stock would vest only upon the occurrence of a “change of control” (as defined in the Separation Agreement), provided that such a “change of control” were publicly announced on or prior to June 30, 2012.

The Separation Agreement also contains customary mutual release, non-disparagement, and confidentiality provisions.  The Separation Agreement terminates and supersedes that certain Executive Employment Agreement between Mr. Brewer and the Company, dated December 31, 2007, as amended by that certain Amendment to Executive Employment Agreement on November 3, 2009 (as amended, the “Employment Agreement”), except for certain provisions governing confidential information, competitive conduct, ownership of intangibles, disclosure of customer information and solicitation of other employees, which shall survive termination (the “Surviving Provisions”).  The Separation Agreement amends the Surviving Provisions to (i) allow Mr. Brewer to render services to certain parties named therein and (ii) provide that the anti-solicitation provision of the Employment Agreement shall terminate on December 31, 2012.

A copy of the Separation Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. You are encouraged to read the Separation Agreement for a more complete understanding of its terms. The foregoing description of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with Mr. Brewer’s resignation, effective February 29, 2012, the Board of Directors of the Company (the “Board”) appointed B.H. Adams as Interim Chief Executive Officer of the Company.  Mr. Adams, 72, founded the Company in 1987 and has served as the Company’s Chairman of the Board since that time.  Mr. Adams previously served as the Company’s Chief Executive Officer from 1987 until January 2002, and President of the Company from 1987 until August 2000.  Mr. Adams is the inventor of the Tight Lies® Fairway Wood.  As compensation for his service as the Company’s Interim Chief Executive Officer, the Company has agreed to pay Mr. Adams an additional $15,000 per month that he serves in such role over his current base salary of $120,000.  Further, Mr. Adams would be entitled to a bonus payment of $100,000 upon the earlier of:  the hiring of his successor or the sale of the Company.

Edwin Adams, the son of Mr. Adams, is employed by the Company as its General Counsel.  Edwin Adams received a total of $179,000 as compensation for service during 2011 and has received an annual base salary of $135,000 during 2012.  Edwin Adams is also entitled to standard benefits available to the Company’s employees.  He does not have an employment contract or change of control arrangement with the Company.

Cindy Herington, the daughter of Mr. Adams, owns 40% of Plano Paper and Supply.  Her husband, Tom Herington owns 60% of Plano Paper and Supply.  Mr. Adams is a lender to Plano Paper and Supply.  In June 2005, the Company, in an open bid process, selected Plano Paper and Supply as a supplier of shipping boxes for the Company’s products.  From January 1, 2011 through the date of this Current Report on Form 8-K, the Company made total purchases of approximately $246,000 from Plano Paper and Supply.  This supply arrangement is subject to change at any time based on then current market conditions and an ongoing competitive bidding process.

See Item 1.01 of this Current Report on Form 8-K for a discussion of Mr. Brewer’s resignation and a description of the Separation Agreement, which is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On February 27, 2012, the Company issued a press release announcing Mr. Brewer’s resignation and the appointment of Mr. Adams as Interim Chief Executive Officer.  A copy of this press release is attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, and such information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing.   Furthermore, the furnishing of information under Item 7.01 of this Current Report on Form 8-K is not intended to constitute a determination by the Company that the information contained herein (including the exhibits hereto) is material or that the dissemination of such information is required by Regulation FD.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description of Exhibit
10.1	Separation Agreement and Release, dated February 24, 2012, between Adams Golf, Inc. and Oliver Brewer.
99.1	Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMS GOLF, INC

Date: February 27, 2012	By:	S/ Pamela J. High
	Name:	Pamela J. High
	Title:	Chief Financial Officer

INDEX OF EXHIBITS

Exhibit No.	Description of Exhibit
10.1	Separation Agreement and Release, dated February 24, 2012, between Adams Golf, Inc. and Oliver Brewer.
99.1	Press Release.